EXHIBIT 99.1

Dinatrum Announces Updated Information Circular and New Social Media Awareness Program

MONTREAL, Sept. 09, 2019 (GLOBE NEWSWIRE) -- Dinatrum/Alumifuel Power Corporation ("Dinatrum" or the "Company") (OTC Markets: AFPW) September 9, 2019, Mr. Pedro Villagran-Garcia, President & CEO, is pleased to announce that it has updated its Website addressing the most important aspects that our audience has been enquiring about.

A new CEO was brought into the Company not long ago to turn this around. The company is constantly updating OTC Markets Profile in order to generate credibility, by being compliant to the extent permitted, depicting complete transparency.

The Company has prepared a Information Circular Info Map -Click on Image- on its “Las Perlas” Property. It’s uploaded on our website. To download our newly updated Two Page Circular you must click the following link:
http://bit.ly/2lKqPwx

The Company has made it clear that we have nearby successful developments along with the importance of our latest achievements. This Information Circular Info Map -Click on Image- also does emphasize the fact that we have a Construction and Development Budget.

The company recognizes the importance of presenting Financial Statements and is working daily to present them to OTC Markets. Further announcements and updates will be made as deemed necessary regarding project development.

The Company’s name change, and new trading symbol will be effective in the Over-The-Counter Marketing when we comply with submitting the necessary paperwork and FINRA has completed its review of the Company’s application to change its name.

DINATRUM, INC./ALUMIFUEL POWER CORPORATION
DINATRUM is a Real Estate Investment Trust with projects within North America.

On behalf of the Board,

“Pedro Villagran-Garcia”

Pedro Villagran-Garcia, President & CEO
Dinatrum

For further information, please contact the company at 1-514-432-7746 or by email at info@dinatrum.com

Forward Looking Statements
Certain information contained in this press release, including any information as to our strategy, plans or future financial or operating performance and other statements that express management's expectations or estimates of future performance, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are forward-looking statements. The words "believe," "expect," "will," "anticipate," "contemplate," "target," "plan," "continue," "budget," "may," "intend," "estimate," "project" and similar expressions identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control with respect to its plans or operations. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the SEC which can be found at www.sec.gov. There may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.